UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2005 (November 23, 2005)

Superior Uniform Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-05869	11-1385670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida	33772
(Address of Principal Executive Offices)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (727) 397-9611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2005, Superior Uniform Group, Inc. (the “Company”) entered into severance protection agreements (each an “Agreement” and, collectively, the “Agreements”) with each of Michael Benstock, a director and Chief Executive Officer of the Company, Alan D. Schwartz, a director and President of the Company, Peter Benstock, a director and Executive Vice President of the Company, and Andrew D. Demott, Jr., Senior Vice President, Chief Financial Officer and Treasurer of the Company (each of Messrs. M. Benstock, A. Schwartz, P. Benstock and A. Demott is referred to herein as “Executive”).

Each Agreement has a one year-term, which shall automatically be extended for additional one-year periods unless prior notice is given by the Executive or the Company (the “Term”). Each Agreement provides that if, during the Term, the Executive’s employment with the Company is terminated within 24 months after a “change of control” (as defined in the Agreement) by the Company without “cause” (as defined in the Agreement) or by the Executive for “good reason” (as defined in the Agreement) or, during the 45-day period commencing 180 days after the occurrence of a change of control, for any reason or no reason at all, then the Executive is entitled to receive the following: (i) all compensation accrued but unpaid prior to the termination date; (ii) a pro rata portion, based on the number of days prior to the termination date, of the average annual cash bonus earned by the Executive during a period specified in the Agreement or, if the Executive has not been employed with the Company for a full fiscal year, then a pro rata portion of the Executive’s target annual cash bonus during the year of termination; (iii) a severance payment equal to two times the sum of the Executive’s base salary and annual bonus as calculated pursuant to the Agreement; (iv) the continuation of the Executive’s life insurance, short-term disability, medical, dental and hospitalization benefits for 24 months; and (v) an amount equal to the actuarial equivalent of the aggregate retirement benefit the Executive would have otherwise been entitled to receive under the Company’s supplemental and other retirement plans if the Executive had remained employed by the Company for an additional two years.

The foregoing description of each Agreement is qualified in its entirety by reference to the full texts of the Agreements, each of which is incorporated herein by reference and filed as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) – (b) Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c) Exhibits.

99.1	Severance Protection Agreement between the Company and Michael Benstock dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

99.2	Severance Protection Agreement between the Company and Alan D. Schwartz dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

99.3	Severance Protection Agreement between the Company and Peter Benstock dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

99.4	Severance Protection Agreement between the Company and Andrew D. Demott, Jr., dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr., Senior Vice President, Chief Financial Officer and Treasurer

Dated: November 28, 2005

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EXHIBIT INDEX

99.1	Severance Protection Agreement between the Company and Michael Benstock dated as of November 23, 2003. (Represents an executive compensation plan or arrangement.)

99.2	Severance Protection Agreement between the Company and Alan D. Schwartz dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

99.3	Severance Protection Agreement between the Company and Peter Benstock dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

99.4	Severance Protection Agreement between the Company and Andrew D. Demott, Jr., dated as of November 23, 2005. (Represents an executive compensation plan or arrangement.)

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